SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2017

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35664	35-2382255
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification Number)

2481 Manana Drive

Dallas TX 75220

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 357-9588

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As disclosed in Item 5.07 below, at the Annual Meeting of Shareholders of the Registrant (the “Annual Meeting”) held June 8, 2017, shareholders approved amendments to the Registrant’s Third Amended and Restated Certificate of Incorporation in order to allow for a majority voting standard for uncontested elections of directors, to eliminate supermajority vote provisions for amending the Registrant’s Certificate of Incorporation and Bylaws, and to eliminate certain obsolete provisions. These amendments were previously approved by the Board of Directors, subject to shareholder approval, and became effective by filing of the Fourth Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on June 9, 2017.

Additional details of the amendments are included in the Registrant’s definitive Proxy Statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 26, 2017, and in the Registrant’s supplemental proxy materials filed on May 26, 2017.

On June 8, 2017, in connection with the amendments to the Third Amended and Restated Certificate of Incorporation, the Board of Directors amended and restated the Registrant’s Bylaws to make certain related administrative and conforming changes, including the amendment of Section 2.2 in order to implement a majority vote standard in uncontested elections of directors. As amended and restated, the Third Amended and Restated Bylaws became effective upon the filing of the Fourth Amended and Restated Certificate of Incorporation with the Delaware Secretary of State.

Copies of the Fourth Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and incorporated by reference herein. The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Fourth Amended and Restated Certificate of Incorporation and the Third Amended and Restated Bylaws.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the following matters were submitted to the vote of the shareholders, with the results of voting on each such matter as set forth below.

Proposal 1

Each of the registrant’s nominees was elected a director to hold office until the next Annual Meeting of Shareholders or until his or her successor is elected and qualified.

Name	Number of Shares Voted
	For	Withheld	Broker Non-Vote
Victor L. Crawford	37,284,194	8,463	1,966,878
Hamish A. Dodds	37,282,921	9,736	1,966,878
Michael J. Griffith	36,722,422	570,235	1,966,878
Jonathan S. Halkyard	37,154,494	138,163	1,966,878
Stephen M. King	36,933,166	359,491	1,966,878
Patricia H. Mueller	37,083,048	209,609	1,966,878
Kevin M. Sheehan	34,642,344	2,650,313	1,966,878
Jennifer Storms	37,083,101	209,556	1,966,878

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Proposal 2

The proposal to ratify the appointment of KPMG LLP as Independent Registered Public Accounting Firm for the fiscal year ending February 4, 2018, was approved. The results were as follows:

For	Against	Abstain
38,929,417	319,594	10,524

Proposal 3

The proposal to amend the Registrant’s Third Amended and Restated Certificate of Incorporation to allow for a majority voting standard for uncontested elections of directors was approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
37,272,331	15,189	4,507	1,966,878

Proposal 4

The proposal to amend the Registrant’s Third Amended and Restated Certificate of Incorporation to eliminate the supermajority vote provisions for amending the Certificate of Incorporation was approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
37,237,347	26,371	28,939	1,966,878

Proposal 5

The proposal to amend the Registrant’s Third Amended and Restated Certificate of Incorporation to eliminate the supermajority vote provision for amending the Registrant’s Bylaws was approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
37,232,828	30,754	29,075	1,966,878

Proposal 6

The proposal to amend the Registrant’s Third Amended and Restated Certificate of Incorporation to eliminate obsolete provisions was approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
37,260,865	4,766	27,026	1,966,878

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Proposal 7

The proposal on the Registrant’s executive compensation was approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
36,389,708	857,037	45,912	1,966,878

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

3.1            Fourth Amended and Restated Certificate of Incorporation of the Registrant, as effective June 9, 2017.

3.2            Third Amended and Restated Bylaws of the Registrant, as effective June 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Date: June 12, 2017	By:	/s/ Jay L. Tobin
Jay L. Tobin
Senior Vice President, General Counsel and Secretary

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